June 12, 2023 2023 Second Quarter Investor Update

2 Forward-Looking Statements; Use of Non-GAAP Financial Measures Forward Looking Information This earnings presentation includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, often accompanied by words such as “may,” “might,” “could,” “anticipate,” “expect,” and similar terms, are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although this list is not comprehensive, important factors that may cause material differences include the quality and composition of our loan and securities portfolios and the quality and composition of our deposits; changes in general industry, political and economic conditions, including continued high inflation, economic slowdown or recession, or other economic disruptions; changes in interest and reference rates which could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; deterioration in economic conditions that may result in increased loan and leases losses; securities and capital markets behavior, including volatility and changes in market liquidity and our ability to raise capital; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; our ability to recruit and retain talent, including increased competition for qualified candidates as a result of expanded remote-work opportunities and increased compensation expenses; competitive pressures and other factors that may affect aspects of our business, such as pricing and demand for our products and services; our ability to complete projects and initiatives and execute on our strategic plans, manage our risks, and achieve our business objectives; our ability to provide adequate oversight of our suppliers or prevent inadequate performance by third parties upon whom we rely for the delivery of various products and services; our ability to develop and maintain technology, information security systems and controls designed to guard against fraud, cybersecurity, and privacy risks; changes and uncertainties in applicable laws, and fiscal, monetary, regulatory, trade, and tax policies, and actions taken by governments, agencies, central banks and similar organizations; adverse media and other expressions of negative public opinion whether directed at us, other banks, the banking industry generally or otherwise that may adversely affect our reputation and that of the banking industry generally; the effects of pandemics and other health emergencies, including the lingering effects of the COVID-19 pandemic that may affect our business, employees, customers, and communities, such as ongoing effects on availability and cost of labor; the effects of wars and geopolitical conflicts, and other local, national, or international disasters, crises, or conflicts that may occur in the future; natural disasters that may impact our and our customer's operations and business; and governmental and social responses to environmental, social, and governance issues, including those with respect to climate change. Factors that could cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied in the forward-looking statements are discussed in our 2022 Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC) and are available on our website (www.zionsbancorporation.com) and from the SEC (www.sec.gov). We caution against the undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any forward-looking statements to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including but not limited to, pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

 Affiliate CEOs “own” their local market opportunities and challenges  One of only four banks to have averaged 15 or more Greenwich Excellence Awards since 2009  Roughly 2/3 of revenue from commercial customers  Best-in-class credit quality  0.00%: Net charge-offs in 1Q23; consistently among the lowest of peers Zions Is A Collection of Community Banks 3 Key Differentiators: Local decision-making and top-notch service, commercial banking focus, superior credit performance Source: S&P Global and internal data, as of 1Q23 except where noted. 1 March 31, 2023, ending balances. 2 Represents long-term debt / senior debt issuer rating, as of June 9, 2023. Key Metrics 1Q23 Listing NASDAQ: ZION Market Capitalization (as of 6/9/23) $4.7B Total Assets $88.6B Total Loans $56.3B Total Deposits $69.2B Common Equity Tier 1 Capital $6.6B Common Equity Tier 1 Capital Ratio 9.9% Zions Bancorp. Rating (S&P/Fitch/Kroll)2 BBB+ / BBB+ / A- Rating Outlook (S&P/Fitch/Kroll)2 Negative / Stable/ Positive Financial Highlights Zions’ Markets1 Bank Headquarters Ending Deposits % of Total Zions Bank Salt Lake City $19.9B 29% CB&T San Diego $13.5B 20% Amegy Houston $11.6B 17% NB│AZ Phoenix $7.0B 10% NSB Las Vegas $6.6B 10% Vectra Denver $3.4B 5% Commerce Seattle $1.1B 2% Brokered Deposits & Other — $6.2B 9% Zions Bancorporation Salt Lake City $69.2B 100%

Zions Consistently Receives National and Local Recognition for Excellence

Affiliates have strong brands in their markets

Greenwich Excellence 2022

Greenwich Best Brand 2022

One of only four banks to have averaged 15 or more Greenwich Excellence Awards since 2009

California Bank & Trust

San Diego's Best — Union-Tribune Readers Poll 2022

Voted #1 — The Orange County Register — Best of Orange County 2022 — 29th Annual People's Choice

Consistently Voted Best Bank in San Diego and Orange Counties[2]

Vectra Bank Colorado

Top Work Places 2022-2023

The Denver Post

Vectra Bank Colorado is a 2023 Top Workplace! 2 Years Running

Points of Light — The Civic 50 — Colorado

Vectra Bank Colorado voted a Top Workplace[5]

American Banker

Top Team of Women Bankers[1] (2015-2020)

Most Powerful Women in Banking (2022)

Winner Best of State Utah 2022

Zions Bank

Business Services – Banking (17th consecutive year)

Business Services – Mortgage Banking

Community Development – Corporate Giving

Community Development – Employer

National Bank of Arizona®

Ranking Arizona — The Best of Arizona Business

National Bank of Arizona consistently voted #1 Bank in Arizona[3]

Nevada State Bank® — The Door to Your Future

Nevada State Bank consistently voted #1 Bank in Nevada[4]

[1] https://www.americanbanker.com/list/most-powerful-women-in-banking-top-teams-zions-bancorp; https://www.americanbanker.com/list/the-most-powerful-women-in-banking-2022; [2] The San Diego Union-Tribune (annually #1 from 2011-2022) and Orange County Register (annually #1 from 2014-2022); [3] Sixteen annual occurrences, Ranking Arizona Magazine; [4] Las Vegas Review-Journal, Reno Magazine and/or Reno Gazette-Journal, Elko Daily Free Press (annual winner since 2017); [5] https://topworkplaces.com/company/vectra-bank-colorado/, https://www.bcivic.org/the-civic-50-colorado

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ZIONS BANCORPORATION

Zions Finishes Fifth Nationally in 2022 Greenwich Excellence Awards

Zions compares favorably to major competitors (JPMorgan, Bank of America, Wells Fargo, US Bank)

Greenwich Associates Customer Satisfaction (2022)
% Excellent Citations*

(Major Bank Competitors: JP Morgan, Bank of America, Wells Fargo, US Bank)

	Zions Bancorp	Major Bank Competitors (Average Score)	Highest Major Bank Competitor's Score	Zions' Rank
Middle Market (Revenue of $10MM-$500MM)				
Overall Satisfaction - Customers	55	42	48	1st
Bank You Can Trust	75	53	62	1st
Values Long-Term Relationships	73	51	59	1st
Ease of Doing Business	66	45	54	1st
Digital Product Capabilities	51	44	52	2nd
Overall Customer Satisfaction with Bankers	72	55	61	1st
Net Promoter Score**	56	27	45	1st

Greenwich Excellence 2022

Greenwich Excellence Awards

- Ranked ***fifth among all U.S. banks*** in overall Greenwich Excellence Awards and ***first*** in the Middle Market segment, receiving 14 awards
- One of four U.S. banks to average 15 or more wins since the inception of the awards in 2009

Greenwich Best Brand 2022

Greenwich "Best Brand" Awards

- Won all three brand awards in the Middle Market category
  - Bank You Can Trust
  - Values Long-Term Relationships
  - Ease of Doing Business

Source: 2022 Greenwich Associates Market Tracking Program Nationwide .
* Excellent Citations are a "5" on a 5 point scale from "5" excellent to "1" poor
** NPS Range: World Class 70+; Excellent 50+; Very Good 30+; Good 0 - 30; Needs Improvement (100) - 0

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ZIONS BANCORPORATION

 Earnings and Profitability:  $1.33 diluted earnings/share, compared to $1.84  $850 million adjusted taxable-equivalent revenue, compared to $892 million  $336 million Pre-Provision Net Revenue(1)  $341 million Adjusted PPNR(1), compared to $420 million  $45 million provision for credit losses, compared to $43 million  $198 million Net Income Applicable to Common, compared to $277 million  0.91% Return on Assets (annualized), compared to 1.27%  12.3% Return on Average Tangible Common Equity(1), excl. AOCI (annualized), compared to 16.9%  Credit quality (excluding PPP Loans):  0.30% Nonperforming Assets + loans 90+ days past due / non-PPP loans and leases and other real estate owned, from 0.26%  0.00% net loan charge offs/(recoveries) as a percent of loans, annualized, from (0.02)%  Allowance for credit losses (“ACL”), of $678 million or 1.21% of non- PPP loans, from 1.15% 6 First Quarter 2023 Financial Highlights A quarter marked by overall healthy profitability, continued strength in credit quality, and increased capital Note: For the purposes of comparison in this presentation, we use linked-quarter ("LQ") unless stated otherwise. (1) Adjusted for items such as severance and restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses, and accruals for investment and advisory expenses related to SBIC investments. See Appendix for non-GAAP financial measures.  Loans and Deposits: Vs. 4Q22, growth rates not annualized  1.2% increase in period-end loan balances  1.3% increase in period-end loan balances (excluding PPP loans)  2.9% increase in average loan balances (excluding PPP loans)  3.4% decrease in period-end deposits  5.5% decrease in average deposits  81% period-end loan-to-deposit ratio  0.47% cost of average total deposits  Capital:  9.9% Common Equity Tier 1 Ratio (CET1), compared to 9.7%  11.0% (CET1+Allowance for Credit Losses) / Risk-Weighted Assets  $50 million of common stock repurchased during 1Q23

$50.9 $51.8 $53.0 $54.7 $56.2 3.52% 3.67% 4.17% 4.81% 5.30% $0.0 $25.0 $50.0 $75.0 $100.0 1Q22 2Q22 3Q22 4Q22 1Q23 Average Loan and Deposit Balances Average Total Loans Yield on Total Loans Average Total Deposits Cost of Total Deposits 7 Vs. 4Q22, average loans increased 2.7% in 1Q23; average deposits decreased 5.5% $40.7 $39.8 $37.8 $36.2 $35.8 $40.9 $41.1 $39.6 $38.0 $34.4 0.03% 0.03% 0.10% 0.20% 0.47% $0.0 $25.0 $50.0 $75.0 $100.0 1Q22 2Q22 3Q22 4Q22 1Q23 Average Noninterest-bearing Deposits Average Interest-bearing Deposits ($ billions) ($ billions) Zions’ cost of total deposits at the end of May was 1.40% (interest-bearing of 2.43%), resulting in a deposit beta1 of 27% (1) Deposit beta compares the change in the cost of deposits relative to 4Q21

Noninterest-Bearing Deposits (“NIB”) Mix Through multiple rate cycles, Zions’ NIB deposit concentration has been consistently among the best of peers Source: S&P Global. The federal funds rate shown on this page has been adjusted such that, for example, the 2007 peak rate of 5.25% is the daily average rate from July 1, 2006 to June 30, 2007, which attempts to reflect the delay between the Fed’s increase or decrease and the response by Zions and the banking industry to increase or decrease rates paid on deposits. Average Noninterest Deposits / Average Total Deposits 0 1 2 3 4 5 6 7 0% 10% 20% 30% 40% 50% 60% 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 1Q 23 ZION Peer Top Quartile Peer Bottom Quartile Avg Fed Funds (6-Mo Lag) Zions ranked 2nd (Left Axis) %  Zions’ NIB deposit mix has consistently exceeded most peers due in part to a higher proportion of operating accounts for businesses  Fluctuation in the NIB mix ratio is to be expected, attributable to factors including:  The absolute and relative level of interest rates  The desired liquidity levels for households and business owners – which may be greater after the global financial crisis and the pandemic  Technological advances – which have reduced the frictional cost of moving money from NIB to IB accounts 8

33% 72% 82% 67% 28% 18% Commercial Other Consumer Insured Uninsured Data as of March 31, 2023; Brokered, trust, estate, and internal operational accounts included in Other Deposits. 9 55% of deposits are insured; an additional 3% of deposits are collateralized; 66% of commercial balances are on analysis No single customer had uncollateralized deposits exceeding 0.25% of total deposits; the top 25 largest uncollateralized deposit accounts were just 3.7% of total deposits Commercial Deposit Accounts  Commercial Operating Deposit Accounts on Analysis represent:  66% of Commercial Deposit Balances  61% of Uninsured Commercial Deposit Balances  78% of Commercial Deposit Count Number of Accounts  Commercial Accounts ≈ 275,000  Consumer Accounts ≈ 1.1 million Deposit Portfolio Composition Other Deposits $9.0 Billion Consumer Deposits $23.6 Billion Composition of Deposit Portfolio Total Deposits: $69.2 Billion Commercial Deposits $36.6 Billion

Immediately Available Sources of Cash vs. Uninsured Deposits

Zions has ample capacity to fund 100%+ of its uninsured deposits

Built for Resilience:

- **Risk Management Practices:** Longstanding practice of maintaining a high degree of secured funding capacity
  - Without selling any securities, Zions has ample capacity to fund all uninsured deposits
  - Zions established borrowing capacity at the Bank Term Funding Program (BTFP) but has not utilized this source of liquidity other than performing an operational test
  - Zions has not used the Federal Reserve Discount Window in 2023

Unutilized and Immediately Available Sources of Cash[1] vs. Uninsured Deposits


$ Billions
$38B
Money Market Investments 3.4
Repurchase Agreement 4.6
Federal Home Loan Bank 9.2
Bank Term Funding Program 7.3
Discount Window 13.6
$31B
Collateralized Deposits 2.4
28.6
Immediately Available Sources of Cash
Uninsured Deposits

(1) Money market investments and deposits as of March 31, 2023; Immediately available sources of cash are as of April 18, 2023.

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ZIONS BANCORPORATION

Securities & Money Market Investments

We have strong on-balance sheet liquidity

Total Securities Portfolio (at Fair Value) and Money Market Investments

(end of period balances)



($ billions)
$7.4
$27.0
$3.5
$26.2
$4.1
$24.2
$3.8
$23.5
$3.4
$22.6
Percent of earning assets
1Q22
40%
2Q22
36%
3Q22
34%
4Q22
33%
1Q23
32%
Total Securities
Money Market Investments

The investment portfolio is designed to be a storehouse of balance sheet liquidity

- Money market investments and securities make up 32% of earning assets, compared to 24% immediately preceding the pandemic
- 1Q23 period-end securities declined $939 million. Cash flow of the securities portfolio was $814 million
  - The securities portfolio is expected to decline in the near term at an annualized rate of between $2.8 billion and $3.2 billion, primarily through principal pay downs and maturities
- The composition of the investment portfolio allows for deep on-balance sheet liquidity through the GCF Repo market

After liquidity, the investment portfolio is used to balance interest rate risk

- The estimated deposit duration at March 31, 2023 of 2.9% is assumed to be longer than the loan duration of 1.8% (including swaps); the investment portfolio brings balance to this mismatch
- The duration of the investment portfolio is 4.1%, virtually unchanged from a year ago

~90% of securities are U.S. Government and U.S. Government Agency/GSE securities

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ZIONS BANCORPORATION

Accumulated Other Comprehensive Loss Accretion

Accretion of unrealized loss is projected to add 1.1 percentage points to Avg. Equity / Avg. Asset ratio by year-end 2024

Accumulated Other Comprehensive Loss Accretion by Quarter[1]

(Cumulative)



Securities (2,3)
Cash Flow Interest Rate Swaps
$ Billions
$0.10
$0.41
$0.20
$0.79
4Q23
4Q24

	4Q23	4Q24
Effect on Average Equity/Asset Ratio	0.6%	1.1%

Accumulated Other Comprehensive Loss:

- Principal amortization of the investment portfolio will lead to a commensurate improvement in Accumulated Other Comprehensive Loss
- The $2.9 billion Accumulated Other Comprehensive Loss is expected to improve by nearly $1 billion
- This would add 1.1% to the Avg. Equity / Avg. Asset ratio of 5.6% (as of March 31st) all else equal
- This is approximately $6.70 per share on a book value basis

(1) Percentage at top of columns represents cumulative accretion of unrealized loss at 3/31/23. Dollar amounts inside columns represent the amount of unrealized loss accretion
(2) AFS securities burndown based on path of forward curve at 3/31/23 and assumes no further changes in rates
(3) Includes accretion of unrealized losses related to the 4Q22 transfers of AFS securities to HTM

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ZIONS BANCORPORATION

Loan Growth in Detail Loan growth achieved in several categories: residential real estate, term CRE, consumer construction, and C&I (ex-O&G) Linked Quarter Loan Balance Growth, Excluding PPP Total Loans, excluding PPP: +1.3% Linked quarter:  Excluding PPP loans, period-end loans increased $716 million or 1.3%  Loan growth in dollars predominantly in 1-4 Family, Term Commercial Real Estate, Consumer Construction, and C&I (ex-O&G)  Decline of 19% ($38 million) in SBA PPP loans G ro w th R at e: L in ke d Q ua rt er , n ot a nn ua liz ed Dollar Growth: Linked Quarter 13 C&I (ex-Oil & Gas), 1% Owner occupied, -1% CRE C&D, -8% CRE Term, 4% Home Equity, -3% 1-4 Family, 6% Energy (Oil & Gas), 1% Municipal, 0% Other, 8% -10% -8% -6% -4% -2% 0% 2% 4% 6% 8% 10% -$300 -$100 $100 $300 $500 $700 Note: circle size indicates relative proportion of loan portfolio as of 1Q23. PPP loans, not shown on graph, declined 19% in 1Q23 vs. 4Q22 ($ millions)

520 578 657 718 678 24 15 6 2 1 $544 $593 $663 $720 $679 2.60% 2.87% 3.24% 3.53% 3.33% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% $0 1Q22 2Q22 3Q22 4Q22 1Q23 Net Interest Income (“NII”) and Net Interest Margin (“NIM”) Net Interest Income Net Interest Margin 14 Vs. 4Q22, continued interest income growth offset by increased interest expense from deposits and borrowings ($ millions) Net Interest Margin 4Q22 1Q23 Funding mix Other2 1 Loan Yields includes the effect of swaps. 2 Other includes securities runoff. A shift in funding from deposits to short-term borrowings negatively impacted the margin in 1Q23. Rate sensitivity1

Interest Rate Sensitivity – Net Interest Income Sensitivity Analysis

Net Interest Income is expected to decline over the next 12 months

Simulated Net Interest Income Sensitivity (1)



−200 bps
−100 bps
+100 bps
+200 bps
as of 12/31/2022
as of 3/31/2023
-5%
-7%
-2%
-3%
2%
3%
5%
6%

The linked-quarter increase in interest rate sensitivity is primarily attributable to swap terminations partially offset by deposit mix shift.

Vs.1Q23:

Latent[2] **sensitivity:** Modeled to reduce NII by approximately 6.6% **in 1Q24**

- This reflects primarily a modeled deposit beta (cumulative cycle beta of 28% through 1Q24 in both latent and emergent)

Emergent [2] **sensitivity:** Modeled to reduce NII by an additional 0.9% **in 1Q24**

- Adversely affected by the market's expected reduction in the fed funds rate in 2H23 and lower rates on medium and long maturities (i.e. more inverted curve)

This simulation does not include any changes to the ***size*** *or* ***composition*** *of earning assets; it reflects existing swap maturities and forward-starting swaps*

(1) 12-month forward simulated impact of an instantaneous and parallel change in interest rates and assumes no change in the size or composition of the earning assets excluding derivative hedge activity, while it assumes a change in composition of deposits (a lesser proportion of noninterest bearing relative to total deposits). (2) *Latent* interest rate sensitivity refers to future changes in Net Interest Income ("NII") based upon past rate movements that have yet to be fully realized in revenue; *Emergent* interest rate sensitivity refers to changes to NII based upon future rate movements, based upon the forward rate curve at 3/31/2023.

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$151 $154 $156 $153 $151 1Q22 2Q22 3Q22 4Q22 1Q23 Noninterest Income and Revenue 16 Customer-Related Noninterest Income (1) Total customer-related noninterest income declined 1% vs. 4Q22 and was flat from the year-ago period; revenue decreased 5% vs. 4Q22 and was up 19% from the year-ago period. (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and other items, as detailed in the Noninterest Income table located in the earnings release. (2) Revenue displayed is the sum of net interest income and customer-related noninterest income. It excludes the impact of securities gains/losses, dividends and fair value and non- hedge derivative income ($ millions) $695 $747 $819 $873 $830 1Q22 2Q22 3Q22 4Q22 1Q23 Revenue (2) ($ millions)

$4 49 $4 64 $4 64 $4 79 $4 71 $5 12 $4 46 $4 64 $4 63 $4 77 $4 72 $5 09 60.8% 65.8% 60.7% 57.6% 52.9% 59.9% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 NIE (GAAP) Adjusted NIE (Non-GAAP) Efficiency Ratio ($ millions) Noninterest Expense 17 Noninterest expense increased 9% vs. 4Q22 and was up 10% from the year-ago period Total noninterest expense increased $41 million, compared to the prior quarter, primarily due to seasonal increases  $35 million increase in Salaries and Benefits ($24 million of which was seasonal, such as stock compensation and payroll taxes)  $4 million increase in Deposit Insurance and Regulatory Expense from increase due to assessment rate increase and balance sheet composition We are targeting a flattening of operating expense, exclusive of the proposed FDIC Special Assessment, to partially offset the reduced revenue outlook Notable items in:  1Q23: $13 million LQ increase in seasonal share-based compensation  4Q22: $8 million decrease in incentive compensation  2Q22: $3 million higher deposit insurance  1Q22: $13 million LQ increase in seasonal share-based compensation (1) Adjusted for items such as severance, provision for unfunded lending commitments, and accruals for investment and advisory expenses related to the unrealized gain on an SBIC investment. See Appendix for non-GAAP financial measures table. Noninterest Expense (NIE) (1)

Adjusted Pre-Provision Net Revenue ("PPNR")

Adjusted PPNR declined 19% from the prior quarter, primarily due to seasonal increases in noninterest expense and lower NII



Adjusted PPNR[(1)]
($ millions)
241
24
300
15
351
6
420
2
341
1
Adjusted PPNR excl. PPP +57% YoY
1Q22
2Q22
3Q22
4Q22
1Q23
Adjusted PPNR, excluding PPP (non-GAAP)
Interest Income from PPP Loans[(2)]

Linked quarter (1Q23 vs. 4Q22):

- Adjusted PPNR declined 19% primarily from:
  - An 8% increase in adjusted noninterest expense
    - Salary and benefits increased $35 million or 12% due to seasonal items such as share-based comp, payroll taxes and retirement expense
    - Deposit insurance and regulatory expense increased $4 million
  - A 5% decrease in adjusted revenue from seasonal effects (fewer days), increases in interest expense, which offset greater interest income on earning assets

Year-over-year (1Q23 vs. 1Q22):

- Adjusted PPNR increased 41%, attributable in part to:
  - A greater mix of loans relative to total earning assets (67% vs. 59%)
  - An increase in loan yields (+178 basis points to 5.30%); loans grew $5.1 billion (9.9%)
  - Net interest income (taxable-equivalent) increased 25%
  - Net adjusted revenue increased 21%, partially offset by a 10% increase in adjusted noninterest expense

(1) Adjusted for items such as taxable equivalency, severance costs, restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses, and accruals for investment and advisory expenses related to the unrealized gains/(losses) on SBIC investments. See Appendix for non-GAAP financial measures.
(2) Interest income from PPP, as shown, is net of professional services expense associated with forgiveness.

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19 Credit Quality Ratios Net charge-offs remain low, with last 12 months net charge-offs at just 0.06% of average loans Key credit metrics:  1.6%: Classified loans/loans  Classified balance improved (declined) by 2% in 1Q23 from 4Q22  0.30%: NPAs+90(1)/loans + OREO  NPA balance increased $23 million or 16% in 1Q23 from 4Q22  Net charge-offs (recoveries), relative to average loans:  0.00% annualized in 1Q23  0.06% over the last 12 months Allowance for credit losses:  1.21% of total loans and leases, up 6 basis points from 4Q22 (1) Nonperforming assets plus accruing loans that were ≥ 90 days past due Note: Net charge-offs / average loans and provision / average loans ratios are annualized for all periods shown Credit Quality 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 1Q22 2Q22 3Q22 4Q22 1Q23 Classified / Loans NPAs + 90 / Loans + OREO ACL / Loans All Ratios Exclude PPP Loans 0.05% 0.07% 0.21% (0.02)% 0.00% (0.27)% 0.32% 0.54% 0.32% 0.32% NCOs / Avg Loans (ann.) Provision / Avg Loans (ann.)

Commercial Real Estate (“CRE”) Loan Portfolio CRE is 23% of Total Loans: $12.9B total, $2.3B construction, $10.6B term 20 CA, 30% UT/ID, 18% TX, 17% AZ, 12% NV, 8% WA/OR, 7% CO, 5% Other, 4% Commercial Real Estate by TypeCommercial Real Estate by Location CRE portfolio is well diversified by property type and location. The Office component of CRE totals $2.2 billion, or 17% of total CRE and 4% of total loans. $ billions Balance % of CRE Multi-family $3.2 25% Industrial / Warehouse 2.7 21% Office 2.2 17% Retail 1.5 11% Hospitality 0.7 5% Residential Construction 0.6 5% All Other CRE 2.0 16% Total $12.9

CRE In-Depth Review: Exercising CRE Discipline Through Growth Management Commercial real estate loan growth lags peers due to continued exercise of concentration risk discipline Data as of March 31, 2023; peer growth rates are normalized for significant acquisitions 0 50 100 150 200 20 17 Q 3 20 18 Q 1 20 18 Q 3 20 19 Q 1 20 19 Q 3 20 20 Q 1 20 20 Q 3 20 21 Q 1 20 21 Q 3 20 22 Q 1 20 22 Q 3 20 23 Q 1 ZION Peer Top Quartile Peer Bottom Quartile Indexed: 2017 Q3 = 100 Commercial Real Estate Excluding Owner Occupied 21 Zions has exercised caution in CRE concentrations for more than a decade and in underwriting standards for many decades.  Key factors for consideration in credit risk within CRE  Measured and disciplined growth compared to peers  Significant borrower equity – conservative LTVs  Disciplined underwriting on debt service coverage  Diversified by geography and asset class  Limited exposure to land / horizontal construction

CRE In-Depth Review: Term Commercial Real Estate 22 Low loan-to-values ratios in the Term CRE portfolio demonstrates the ability of the portfolio to withstand stress Term Commercial Real Estate % of CRE Term WAVG LTV Multi-family 24% 54% Industrial / Warehouse 21% 55% Office 20% 56% Retail Hospitality 14% 50% 50%6% Term CRE loans account for $10.6 billion of the outstanding balances; 19% of the total loan portfolio Data is limited to term CRE loans and updated through 1Q 2023. Loan-to-value calculations in the “Appraised Value” distribution to reflect most current appraisal in the denominator and the outstanding balance in the numerator. In the “Indexed Value” data series, we have attached the most recent appraisal to the REIS Commercial Property Price Indices (specific to local markets). Percentages shown of Term CRE property types do not sum to 100% due to other property types not shown. Zions has modest ‘tail risk’ in its CRE portfolio 16% 19% 36% 23% 5% 0% 1% 0% Distribution of Term Commercial Real Estate LTV Ratios When values are updated based on indexed / current values, office exposure continues to benefit from low LTVs - 100 200 300 400 500 600 700 800 <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ $ M ill io ns Term Office CRE Loans Appraised vs Indexed Appraised Value Indexed Value

CRE In-Depth Review: Office ($2.2B Balance) 23Data updated as of March 31, 2023; Excludes PPP; Includes both term and construction 1Loans >$3 million represents ~90% of the portfolio; lease maturities from $10M+ office exposure CRE Office portfolio is 17% of total CRE exposure; strong underwriting  Office balances are down 6% since 1Q 2018 and 8% since peak (2Q 2021)  92% term, 8% construction  Less than $1 million of nonaccruals and no charge-offs in recent years  Median loan size: $890 thousand; average loan size: $4.6 million  Allowance for Credit Losses: 1.7% of total office balances or 24% of criticized balances  29% variable rate with swap, 14% fixed rate, 57% variable rate w/o swap  Stabilized term office portfolio is 87% leased (wtd. avg.)1  Credit Tenancy – ~1/3 of portfolio with credit tenant leases1  In-footprint collateral – 99%  2/3 suburban, 1/3 central business district  Staggered near-term tenant lease expirations with less than 10% of total square footage (on average) expiring each year through YE 20251 Pe rc en ta ge o f L oa ns 0.0 0.5 1.0 1.5 2.0 2.5 3.0 2018Q1 2019Q1 2020Q1 2021Q1 2022Q1 2023Q1 $ Bi lli on s Construction Outstandings Term Outstandings 7% 5% 2018Q1 2019Q1 2020Q1 2021Q1 2022Q1 2023Q1 Criticized Classified Nonaccrual TTM NCO Office Portfolio Trends Office Problem Loan Trends $0 nonaccrual and net charge-offs $154 million Criticized Office Loans

0% 5% 10% 15% 20% 25% CRE Office Term Maturing in 2023 DSCRs 0% 5% 10% 15% 20% 25% 30% CRE Office Term Maturing in 2023 LTVs CRE In-Depth Review: Office Loans – Distribution of DSCR, LTV and Loan Maturity Data updated as of March 31, 2023; Excludes PPP; Includes term. DSCR based on most recent NOI. LTV calculated using most recent appraisal. Zions has minimal intersecting elements of risk in the office CRE portfolio, while having a significantly large collateral cushion  2023 term office maturities = $617 million  Criticized term office loans maturing in 2023 = $85 million (14% of all 2023 term office loan maturities)  Low DSCRs reflect value add or repositioned assets  Portfolio contains guarantor/sponsor support; often structured to require Borrower to address problem loans – e.g., repayment guarantee, re-margin (via capital call or other method), cash flow sweep provisions CRE Office Term by Maturity Most term office loans maturing in 2023 have a high percentage of low LTV and strong (high) debt service coverage ratios 0 100 200 300 400 500 600 700 2023 2024 2025 2026 2027 2028 2029+ $ M ill io ns 24

13 .1% 12 .2% 11 .6% 10 .2% 10 .1% 10 .0% 10 .0% 9. 9% 9. 9% 9. 9% 9. 8% 9. 6% 9. 5% 9. 4% 9. 3% 9. 1% 9. 1% EW BC BO KF H W C M TB CM A FN B CF G PN FP ZI O N RF SN V H BA N AS B W AL FI TB KE Y W TF C Common Equity Tier 1 (“CET1”) Capital & Allowance for Credit Losses (“ACL”) Common Equity Tier 1 Capital Ratio 25Data as of 1Q23. Zions Allowance for Credit Losses to Loan Ratio excluding PPP Loans was 1.15% in 4Q22 and 1.21% in 1Q23. Source: Company data and S&P Global. Total Risk-Based Capital for Zions at 4Q22 was 12.0% and at 1Q23 was 12.4% Zions’ CET1 ratio is healthy relative to peers, and is strong relative to the regulatory “well capitalized” threshold of 6.5% 0. 1% 0. 1% 0. 2% 0. 2% 0. 2% 0. 3% 0. 5% 0. 5% 0. 7% 0. 8% 1. 0% 1. 0% 1. 1% 1. 3% 1. 5% 1. 7% 2. 2% CM A W AL EW BC AS B H W C BO KF ZI O N W TF C FN B PN FP SN V H BA N KE Y M TB FI TB CF G RF Trailing 12-month Net Charge-offs / CET1 Capital and Allowance for Credit Losses Zions ranked 8th Median: 9.9% Zions ranked 7th Median: 0.7%

Financial Outlook (1Q24E vs 1Q23A) 26 Outlook Comments Slightly Increasing  Adjusted downward from the prior quarter outlook due in part to a slowing economy Decreasing  2Q23 Net Interest Margin is trending toward 2.85% Moderately Increasing  Customer-related noninterest income excludes securities gains/losses Stable  Subject to normal seasonality (~24 million in seasonal expense in 1Q23) Increasing  Capital is expected to organically increase Customer-Related Noninterest Income Loan Balances (period-end) Net Interest Income (NII) Capital Adjusted Noninterest Expense Updated as of June 12, 2023

 Company Abbreviation Key  Financial Results Summary  Loan Portfolio Profile – Concentration  Interest Rate Risk Detail (incl. Earning Asset Repricing, Interest Rate Swaps, Duration, Economic Value of Equity)  Deposits Detail (Granularity)  Credit Detail: Credit Quality, Loss Severity  Non-GAAP Financial Measures Appendix 27

Company Abbreviation (Ticker Symbol) Key ASB: Associated Banc-Corp BAC: Bank of America BOKF: BOK Financial Corporation C: Citigroup, Inc. CFG: Citizens Financial Group, Inc. CMA: Comerica Incorporated EWBC: East West Bancorp, Inc. FITB: Fifth Third Bancorp FNB: FNB Corp HCW: Hancock Whitney Corp HBAN: Huntington Bancshares Incorporated JPM: JPMorgan Chase & Co. KEY: KeyCorp MTB: M&T Bank Corporation PNFP: Pinnacle Financial Partners RF: Regions Financial Corporation SNV: Synovus Financial Corp. USB: US Bank WFC: Wells Fargo & Co. WAL: Western Alliance Bancorporation WTFC: Wintrust Financial Corp. ZION: Zions Bancorporation, N.A. GREEN TEXT: Included in Zions’ 2023 peer group as listed in the annual proxy statement (excludes First Republic as it has been acquired by JPM); this group is used by Zions’ board in determining management compensation. BLUE TEXT: Not included in Zions’ peer group as listed in the annual proxy statement, but may be particularly relevant to the topic discussed within these slides 28

Financial Results Summary

Healthy fundamentals, strong credit quality

(Dollar amounts in millions, except per share data)	Three Months Ended March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Earnings Results:				
Diluted Earnings Per Share	$ 1.33	$ 1.84	$ 1.40	$ 1.29
Net Earnings Applicable to Common Shareholders	198	277	211	195
Net Interest Income	679	720	663	593
Noninterest Income	160	153	165	172
Noninterest Expense	512	471	479	464
Pre-Provision Net Revenue - Adjusted [1]	341	420	351	300
Provision for Credit Losses	45	43	71	41
Ratios:				
Return on Assets[2]	0.91 %	1.27 %	0.97 %	0.91 %
Return on Common Equity[3]	17.4 %	25.4 %	15.8 %	14.0 %
Return on Tangible Common Equity, excl. AOCI[3]	12.3 %	16.9 %	13.2 %	12.5 %
Net Interest Margin	3.33 %	3.53 %	3.24 %	2.87 %
Yield on Loans	5.30 %	4.81 %	4.17 %	3.67 %
Yield on Securities	2.46 %	2.42 %	2.10 %	1.97 %
Average Cost of Total Deposits[4]	0.47 %	0.20 %	0.10 %	0.03 %
Efficiency Ratio [1]	59.9 %	52.9 %	57.6 %	60.7 %
Effective Tax Rate	27.7 %	20.9 %	21.9 %	21.9 %
Ratio of Nonperforming Assets to Loans, Leases and OREO	0.30 %	0.27 %	0.28 %	0.38 %
Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans	0.00 %	(0.02) %	0.20 %	0.07 %
Common Equity Tier 1 Capital Ratio[5]	9.9 %	9.7 %	9.6 %	9.9 %

(1) Adjusted for items such as severance costs, restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses and investment and advisory expense related SBIC investments. See Appendix for non-GAAP financial measures.
(2) Net Income before Preferred Dividends used in the numerator; (3) Net Income Applicable to Common used in the numerator; (4) Includes noninterest-bearing deposits;
(5) Current period ratios and amounts represent estimates

29
ZIONS BANCORPORATION

Loan Portfolio Profile Loan Portfolio Composition Zions’ loan portfolio is skewed towards commercial lending, at 77% of total loans $30,576 , 54% $12,898 , 23% $12,857 , 23% Commercial Commercial Real Estate Consumer Loan Sub-Portfolio Composition 53% 1%1% 31% 14% Commercial and Industrial Paycheck Protection Foreign Loans Leasing Owner Occupied Municipal Loans 18% 82% Construction & Land Development Term 25% 60% 4% 10% 1% Home Equity Credit Line (HECL) 1-4 Family Residential Mortgages - 1st and Jr. Liens Bankcard & Other Revolving Plans Construction & Other Consumer RE Other Consumer Commercial Consumer Commercial Real Estate 30

Simulated Repricing Expectations: Earning Assets and Loans 31 A substantial portion of earning assets reset within one year; additionally, yield benefits are expected in later periods Loans are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets in chart on the right. The loan (including effect of swaps) and securities portfolios have durations of 1.8 and 4.1 years, respectively. 52% 11% 8% 6% 9% 14% 46% 13% 12% 7% 8% 14% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f L oa ns Loans: Rate Reset and Cash Flow Profile Loans After Hedging 40% 11% 9% 7% 11% 22% 36% 13% 11% 8% 10% 22% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f E ar ni ng A ss et s Earning Assets Rate Reset and Cash Flow Profile Earning Assets After Hedging

Interest Rate Swaps at March 31, 2023 32 Swaps are used to adjust our rate sensitivity – generally so that the company’s interest rate risk profile remains balanced 1 Cash flow hedges consist of receive-fixed swaps hedging pools of floating rate loans. Interest rate sensitivity managed in part with cash- flow interest rate hedges1: $2.6B in interest-rate swaps on loans terminated in March 2023 with a weighted average rate of 1.82% Average Outstanding Notional Weighted average Fixed Rate Received 2023Q2 $4,433 1.92% 2023Q3 $4,133 1.87% 2023Q4 $3,833 1.75% 2024Q1 $3,233 1.55% 2024Q2 $2,933 1.45% 2024Q3 $2,433 1.38% 2024Q4 $1,933 1.29% 2025Q1 $1,350 1.37% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 0.0 2.0 4.0 6.0 2 02 3Q 2 2 02 3Q 3 2 02 3Q 4 2 02 4Q 1 2 02 4Q 2 2 02 4Q 3 2 02 4Q 4 2 02 5Q 1 2 02 5Q 2 Av er ag e Fi xe d Ra te (% ) Av g N ot io na l ( $B ) Average total swaps in effect during quarter Average Fixed Rate (right scale)

Understanding the Value of Duration on the Asset Side of the Balance Sheet 33 Net Interest Income Sensitivity Analysis (“Earnings at Risk” or “EaR”) Economic Value of Equity Sensitivity Analysis Duration associated with the investment and swap portfolios balances Zions’ overall interest rate risk -7% 6% -20% 19% Down 200 Up 200 As reported Hypothetical: Replace Securities with Cash and Eliminate Swaps 0% -2% -28% 21% Down 200 Up 200 WITHOUT securities and swaps, NII sensitivity is 3x more volatile WITHOUT securities and swaps, the EVE changes 49% (from a down 200 to an up 200 scenario) WITH securities and swaps, EVE changes just 2%

34 Managing the Stability of Economic Value of Equity (“EVE”), at March 31, 2023 Some are focusing only on the marks on the asset side of the balance sheet, resulting in a Picasso-like portrait view of equity Data as of March 31, 2023. Durations and fair value marks are estimates; with EVE sensitivities shown reflecting a parallel shock up 100 and down 100 basis points. The duration of deposits is estimated to be 2.9 years. Values shown are tax effected. Zions’ Economic Value of Equity $ Bi lli on s However, when the economic value of deposits is considered, a “fair value” view of equity emerges.

1Q23 Deposit Performance, By Balance 35 Although Zions’ exposure to large deposit customers is limited, such accounts were more sensitive $1 $24 $8 $8 $15 $5 $6 $4$5 $24 $8 $6 $12 $4 $4 $3 Dec 31, 2022 Mar 31, 2023 Deposit Changes by Account Balance March 31, 2023 vs December 31, 2022 Deposit Portfolio Changes: • Not all uninsured deposits behave the same or similarly in uncertain environments • Depositor sensitivity is positively correlated with deposit size • Depositor sensitivity is inversely correlated to the historical activity level of the account • The highest amount of attrition during the past year has come from larger dollar accounts with low transaction volume $ Bi lli on s

0% 10% 20% 30% 40% Concentrations Risk Management: Granularity of Deposits 36 Deposits of both commercial and consumer customers are granular Consumer Customer Deposit Balance Distribution Data as of March 31, 2023. Consumer customers identified if the tax identification record is a social security number or is identified as an individual account and are householded if they share the same address and last name. Customer count and median balance excludes the effect of zero balance accounts. Trust and estate customers are excluded, as are brokered deposits. Consumer deposits total $23.6 B and account for ~34% of total deposits M in im al e xp os ur e to la rg e ba la nc e de po sit s 0% 10% 20% 30% 40% Commercial Customer Deposit Balance Distribution N o ex po su re to v er y la rg e ba la nc e de po sit s Commercial deposits total $36.6 B and account for ~53% of total deposits Median balance of <$20,000 Average balance of <$200,000 Median balance of <$5,000 Average balance of <$35,000

Funding – Cost of Total Deposits and Cost of Total Funding Through multiple rate cycles, Zions’ total deposit and funding costs have been consistently among the best of peers Source: S&P Global. The federal funds rate shown on this page has been adjusted such that, for example, the 2007 peak rate of 5.25% is the daily average rate from July 1, 2006 to June 30, 2007, which attempts to reflect the delay between the Fed’s increase or decrease and the response by Zions and the banking industry to increase or decrease rates paid on deposits. 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 ZION Peer Top Quartile Peer Bottom Quartile Avg Fed Funds (6-Mo Lag) Zions ranked 1st Average Cost of Total Funding % Under higher interest rate environments (FF>3%), Zions’ cost of deposits has averaged ~40 bps better than the peer median. (0.75) (0.50) (0.25) 0.00 0.25 0.50 Zions vs. Peer Median Green bar = Zions’ cost of deposits is less than peer median; Red bar = Zions’ cost of deposits is greater than the peer median 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 ZION Peer Top Quartile Peer Bottom Quartile Avg Fed Funds (6-Mo Lag) Zions ranked 1st Average Cost of Total Deposits (0.75) (0.50) (0.25) 0.00 Under higher interest rate environments (FF>3%), Zions’ cost of funding has averaged ~40 bps better than the peer median. % Green bar = Zions’ cost of funding is less than peer median; Red bar = Zions’ cost of funding is greater than the peer median 37

-0.10% 0.40% 0.90% 1.40% 1.90% 2.40% 2.90% 3.40% 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 ZION Peer Top Quartile Peer Bottom Quartile Credit Quality Trends Relative to Peers Classified & NPA Ratios Classified Loans and NPAs + 90 DPD, as a percentage of Loans (Excluding PPP) + OREO NCOs / Loans (Excluding PPP) (Trailing 12-month Average) Zions’ NCOs/Loans ratio is frequently in the best (lowest) quartile of peers; very low loss rates on NPAs or classified loans Source: S&P Global, data as of 1Q23, where available. NPAs + 90 DPD = nonperforming assets (nonaccrual loans plus other real estate owned) plus loans 90 days past due and still accruing interest. -0.10% 0.40% 0.90% 1.40% 1.90% 2.40% 2.90% 3.40% 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 ZION - NPAs Peer Top Quartile - NPAs Peer Bottom Quartile - NPAs ZION - Classified Loans Zions’ NPAs ranked 5th Zions ranked 7th 38

6% 20% 23% 25% 29% 31% 32% 33% 39% 41% 44% 48% 53% 54% 55% 56% 57% 59% 71 % FR C BO KF M TB ZI O N AS B FH N W AL CM A CF G FN B W TF C PN FP KE Y HW C HB AN RF SN V EW BC FI TB 3% 11% 13% 13% 16% 24% 26% 29% 31% 33% 35% 45% 47% 49% 52% 57% 59% 59% 60 % FR C W AL ZI O N M TB FH N BO KF AS B CM A W TF C EW BC FN B KE Y CF G HB AN PN FP FI TB SN V RF HW C Loan Loss Severity Annualized NCOs / Nonaccrual Loans Five Year Average (2018 Q2 – 2023 Q1) Annualized NCOs / Nonaccrual Loans Fifteen Year Average (2008 Q2 – 2023 Q1) Source: S&P Global. Calculated using the average of annualized quarterly results. Note: Survivorship bias: some banks that may have been included in Zions’ peer group have been excluded due to their failed or merged status. When problems arise, Zions generally experiences less severe loan losses due to strong collateral 39

Long-Term View: Credit Quality at the Subportfolio Level

Zions' loss rates across nearly all loan portfolio categories are better or much better than peer loss rates

In **five** of the seven major categories in which Zions has significant exposure, Zions' loss rate has been much better (top quartile)



Median peer total NCOs / total loans: 0.19%
Zions' total NCOs / total loans: 0.11%
Net Loan Charge-offs to Loans
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
-0.10%
-0.20%
-0.30%
10-Year (2013-2022)
Zions
Commercial and Industrial (Incl. Energy)
Owner Occupied
Term CRE excl. Multi-family
Multi-Family
1-4 Family
Construction and Land Development
HELOC

The order of the portfolios (from left to right) reflects Zions' recent concentration mix (from high to low)

In the "box-and-whiskers" graphic, the box represents the middle two quartiles, segmented with the median line. The end of the whiskers represent the max and the minimum of the dataset.

Source: S&P Capital IQ Pro. Peers included are listed in the appendix. FRC is excluded from the dataset due to insufficient history for the 10-year period. Subportfolio loss ratios calculated by Zions using regulatory data and averaged over the timeframe. Credit cards are not included in the seven categories as it is not a significant concentration for Zions.

40

ZIONS BANCORPORATION

Credit Quality: Consumer Real Estate Secured (Term 1-4 Family and Home Equity Credit Lines)

Minimal risk layering shows strength of the consumer real estate loan portfolio

Term 1-4 family mortgages ("1-4 family residential") account for approximately $11.0 billion of the outstanding balances or 19% of the total loan portfolio

- **65 percent** of such loans have FICO scores of 750 or better (higher) **and** loan-to-value ("LTV") ratios of 70% or better (lower)
- Little meaningful exposure in the low FICO **and** high LTV segments
- **Average LTV:** 49%
- Home equity credit line portfolio:
  - 1st lien = 42% of portfolio balance, 49% of portfolio commitments, with an average LTV of 46%
  - 2nd lien = 58% of portfolio balance, 51% of portfolio commitments, with an average LTV of 53%

Term 1-4 Family (Mortgage) + HECL							
		Refresh FICO					
		<= 649	650-699	700-749	750-799	800-850	Row Total
Combined Loan to Value (Index-Adjusted)	<= 50%	2%	3%	7%	14%	27%	52%
	50.01-60%	0%	1%	3%	5%	8%	18%
	60.01-70%	0%	1%	2%	5%	6%	14%
	70.01-80%	0%	1%	2%	4%	5%	12%
	80.01-90%	0%	0%	0%	1%	1%	3%
	>90%	0%	0%	0%	0%	0%	0%
	Column Total	2%	6%	14%	30%	49%	100%

Loan-to-value calculations reflect most current appraisal adjusted by a home price index (Case-Shiller or FHFA) for the area where the collateral is located for the denominator and the most recent outstanding balances in the numerator. 1st Lien balances associated with Jr. Lien HECLs are updated using Experian data we receive.
Due to rounding, some of the percentages may not add up to 100%.
Data is as of 3/31/2023

41
ZIONS BANCORPORATION

42 Non-GAAP Financial Measures In millions, except per share amounts 1Q23 4Q22 3Q22 2Q22 1Q22 Pre-Provision Net Revenue (PPNR) (a) Total noninterest expense $512 $471 $479 $464 $464 LESS adjustments: Severance costs 1 1 Other real estate expense 1 Amortization of core deposit and other intangibles 2 1 Pension Termination related expense Restructuring costs SBIC Investment Success Fee Accrual (1) 1 (1) (b) Total adjustments 3 (1) 2 1 0 (a-b)=(c) Adjusted noninterest expense 509 472 477 463 464 (d) Net interest income 679 720 663 593 544 (e) Fully taxable-equivalent adjustments 9 10 10 9 8 (d+e)=(f) Taxable-equivalent net interest income (TE NII) 688 730 673 602 552 (g) Noninterest Income 160 153 165 172 142 (f+g)=(h) Combined Income $848 $883 $838 $774 $694 LESS adjustments: Fair value and nonhedge derivative income (loss) (3) (4) 4 10 6 Securities gains (losses), net 1 (5) 6 1 (17) (i) Total adjustments (2) (9) 10 11 (11) (h-i)=(j) Adjusted revenue $850 $892 $828 $763 $705 (h-a) Pre-provision net revenue $336 $412 $359 $310 $230 (j-c) Adjusted pre- provision net revenue (PPNR) $341 $420 $351 $300 $241 (c)/(j) Efficiency Ratio 59.9% 52.9% 57.6% 60.7% 65.8%

43 Non-GAAP Financial Measures (Continued) In millions, except per share amounts 1Q23 4Q22 3Q22 2Q22 1Q22 Net Earnings Applicable to Common Shareholders (NEAC) Net earnings applicable to common $198 $277 $211 $195 $195 Diluted Shares (average) 148 149 150 151 152 (k) Diluted EPS 1.33 1.84 1.40 1.29 1.27 PLUS Adjustments: Adjustments to noninterest expense 3 (1) 2 1 0 Adjustments to revenue 2 9 (10) (11) 11 Tax effect for adjustments (1) (2) 2 2 (3) Preferred stock redemption Total adjustments 4 6 (6) (8) 8 (l) Adjustments per share 0.03 0.04 (0.04) (0.05) 0.05 (k+l)=(m) Adjusted EPS 1.36 1.88 1.36 1.24 1.32

44 Non-GAAP Financial Measures (Continued) In millions 1Q23 4Q22 3Q22 2Q22 1Q22 Return on Average Tangible Common Equity (Non-GAAP) Net earnings applicable to common $198 $277 $211 $195 $195 Adjustments, net of tax: Amortization of core deposit and other intangibles 1 - 1 - - (a) Net earnings applicable to common, net of tax $199 $277 $212 $195 $195 Average common equity (GAAP) $4,614 $4,330 $5,303 $5,582 $6,700 Average goodwill and intangibles (1,064) (1,036) (1,021) (1,015) (1,015) Average accumulated other comprehensive loss (income) 3,030 3,192 2,075 1,702 452 (b) Average tangible common equity (non-GAAP) $6,580 $6,486 $6,357 $6,269 $6,137 (c) Number of days in quarter 90 92 92 91 90 (d) Number of days in year 365 365 365 365 365 (a/b/c)*d Return on average tangible common equity (non-GAAP) 12.3% 16.9% 13.2% 12.5% 12.9%